EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Jones Apparel Group, Inc.

Investor Contact:
John T. McClain, Chief Financial Officer
Jones Apparel Group
(212) 642-3860

Media Contacts:
Joele Frank and Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

JONES APPAREL GROUP, INC. REPORTS 2008 THIRD QUARTER RESULTS

New York, New York - October 29, 2008 - Jones Apparel Group, Inc. (NYSE: JNY) today reported results for the third quarter ended October 4, 2008. Revenues for the third quarter of 2008 were $965 million, as compared with $1.028 billion for the third quarter of 2007. The exit from certain moderate sportswear lines, which was substantially complete by December 31, 2007, impacted the quarter by approximately $65 million and was the primary driver of the period-over-period decrease. Gross profit margin increased 170 basis points to 33.5% for the quarter, reflecting the exit from the moderate sportswear lines and the increased relative percentage contribution of the Retail segment of our business.

The Company reported earnings per share from continuing operations of $0.32 for the quarter, as compared with $1.37 in the same period last year. Adjusted earnings per share from continuing operations for the third quarter of 2008 were $0.34, as compared with $0.51 for the same period last year (as detailed in the accompanying schedule). Results for the quarter were impacted by the bankruptcy filings of two regional department store customers ($4.2 million pre-tax, $0.03 earnings per share) and a corresponding reduction in shipping volumes. Adjusted earnings per share excludes the effects of the sale and operating results of Barneys New York, which was completed in September 2007, the costs related to the exit from the moderate sportswear lines and the repositioning of the l.e.i. brand.

The following notable events have recently occurred:

  expansion of the l.e.i. franchise through an exclusive footwear license agreement with Steve Madden, Ltd. and through other license agreements for intimate apparel, sleepwear, handbags and sunglasses;
  launching of a dedicated e-commerce site for the Jones New York brands (www.jny.com);
  opening of a new-concept store, ShoeWoo, which houses multiple footwear brands in one location; and
  completion of the remodeling of the Nine West flagship store in New York City.

Wesley R. Card, Jones Apparel Group President and Chief Executive Officer, stated: "As indicated in our release earlier this month, our results reflect the challenging economic environment and drop in consumer confidence and spending levels. We are managing through the current economic turmoil by remaining committed to our strategy of enhancing our core brands to improve performance and increase market share. The strategies we began implementing last year, combined with new product initiatives, have revitalized and strengthened our ability to better manage during these volatile times."

Mr. Card continued: "The comparable store sales results of our wholesale customers, along with other retail sales trends, declined rapidly as we moved through the quarter. Our own chain of retail stores had positive comparable store sales in the combined July and August time period but experienced a significant slowdown in September as consumer confidence plummeted. The consumer reacted to the negative financial news and economic outlook by spending less. As a result, our comparable store sales were down more than 8% in September."

Cash provided by continuing operating activities for the nine-month period during 2008 improved by $120 million when compared with the same period in 2007. The improvement in cash flow was largely driven by improved working capital management, the receipt of an income tax refund during 2008 and the absence of the final payment associated with exiting the Polo Jeans Company business. The Company has no amounts drawn under its $1.25 billion of committed revolving credit facilities and expects to end the fiscal year with approximately $300 million in cash.

John T. McClain, Jones Apparel Group Chief Financial Officer, commented: "We ended the quarter with $200 million in cash, an increase of $90 million compared with last year. We continue to maintain a strong financial position. Our revolver continues to be undrawn, and total debt balances remain unchanged at approximately $780 million. We will continue to manage our cash through cautious inventory purchases and controlled spending as we move through the remainder of 2008 and into 2009."

Mr. McClain continued: "As noted in our guidance earlier this month, we are expecting a very promotional fourth quarter as we and our retail customers aggressively work to control inventory balances. We anticipate that our 2008 full year adjusted earnings per share from continuing operations will be within a range of $0.93 to $0.98, compared with 2007 adjusted earnings per share from continuing operations of $1.26."

Mr. Card concluded: "In the face of a very uncertain retail and economic climate, we remain committed to our strategy, bolstered by appropriate near-term adaptations to deal with current conditions. These steps include maintaining very careful management of working capital and inventory, a significant slowing of capital expenditures, comprehensively reviewing expenses and overhead, and taking a cautious approach to new projects. We believe that these actions, coupled with the commitment of our experienced management team, will allow us to weather these conditions and emerge as a stronger and leaner Company when the economy turns upward."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.14 per share to all common stockholders of record as of November 14, 2008, for payment on November 28, 2008.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jonesapparel.com (under Investor Relations/Conference Schedule). The call will be recorded and made available through November 6, 2008 and may be accessed by dialing 877-344-7529. Enter account number 424319. A slide presentation will accompany the prepared remarks and has been posted with the webcast on the Company's website.

Presentation of Financial Information
Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of this press release. The Company has not provided reconciliation with respect to its 2008 targeted earnings per share given that it is an estimate derived from projected results.

About Jones Apparel Group, Inc.
Jones Apparel Group, Inc. (www.jonesapparel.com) is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories.  The Company also markets directly to consumers through its chain of specialty retail and value-based stores.  The Company's nationally recognized brands include Jones New York, Nine West, Anne Klein, Gloria Vanderbilt, Kasper, Bandolino,  Easy Spirit, Evan-Picone, l.e.i., Energie, Enzo Angiolini, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Albert Nipon and Le Suit.  The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation, footwear under the Dockers Women brand licensed from Levi Strauss & Co., and apparel under the Rachel Roy brand licensed from Rachel Roy IP Company, LLC.  Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer.  The Company contracts for the manufacture of its products through a worldwide network of quality manufacturers.  The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Evan-Picone, Anne Klein New York, Nine West, Gloria Vanderbilt and l.e.i., with select manufacturers of women's and men's products which the Company does not manufacture.  For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Forward Looking Statements
Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expect," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  those associated with the effect of national and regional economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
  the tightening of the credit markets and the Company's ability to obtain credit on satisfactory terms;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  consolidation of the Company's retail customers;
  financial difficulties encountered by customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to attract and retain qualified executives and other key personnel;
  the Company's reliance on independent foreign manufacturers;
  changes in the costs of raw materials, labor, advertising and transportation;
  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;
  the uncertainties of sourcing associated with an environment in which general quota has expired on apparel products (while China has agreed to safeguard quota on certain classes of apparel products through 2008, political pressure will likely continue for restraint on importation of apparel);
  the Company's ability to successfully implement new operational and financial computer systems; and
  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions, except per share data

	THIRD QUARTER				NINE MONTHS
	2008		2007		2008		2007

Net sales	$ 948.6	98.3%	$ 1,011.8	98.5%	$ 2,732.2	98.7%	$ 2,970.8	98.7%
Licensing income	16.0	1.7	15.4	1.5	36.5	1.3	36.8	1.2
Service and other revenue	0.1	0.0	0.4	0.0	0.8	0.0	2.3	0.1

Total revenues	964.7	100.0	1,027.6	100.0	2,769.5	100.0	3,009.9	100.0
Cost of goods sold	641.4	66.5	701.1	68.2	1,843.2	66.6	2,028.1	67.4

Gross profit	323.3	33.5	326.5	31.8	926.3	33.4	981.8	32.6
SG&A expenses	271.5	28.1	286.2	27.9	809.1	29.2	831.2	27.6
Trademark impairments	-	-	11.5	1.1	-	-	80.5	2.7
Reversal of losses on assets held for sale	-	-	30.4	3.0	-	-	-	-

Income from operations	51.8	5.4	59.2	5.8	117.2	4.2	70.1	2.3
Net interest expense and financing costs	(10.5)	(1.1)	(12.7)	(1.2)	(30.0)	(1.1)	(40.0)	(1.3)
Gain on sale of interest in Australian joint venture	-	-	-	-	0.8	0.0	-	-
Equity in (loss) earnings of unconsolidated affiliates	(0.4)	(0.0)	1.0	0.1	(0.4)	(0.0)	3.1	0.1

Income from continuing operations before taxes	40.9	4.2	47.5	4.6	87.6	3.2	33.2	1.1
Provision (benefit) for income taxes	14.6	1.5	(90.9)	(8.8)	31.1	1.1	(98.5)	(3.3)

Income from continuing operations	26.3	2.7	138.4	13.5	56.5	2.0	131.7	4.4
Income from discontinued operations, net of tax	1.0	0.1	261.7	25.5	1.0	0.0	269.2	8.9

Net income	$ 27.3	2.8%	$ 400.1	38.9%	$ 57.5	2.1%	$ 400.9	13.3%

Shares outstanding - diluted	83.0		100.7		84.4		106.3
Earnings per share - diluted
Income from continuing operations	$0.32		$1.37		$0.67		$1.24
Income from discontinued operations	$0.01		$2.60		$0.01		$2.53
Net income	$0.33		$3.97		$0.68		$3.77

Percentages may not add due to rounding.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

As required by the Securities and Exchange Commission Regulation G, the following table contains information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

All amounts in millions, except per share data

	THIRD QUARTER		NINE MONTHS
	2008	2007	2008	2007

Income from continuing operations (as reported)	$ 26.3	$ 138.4	$ 56.5	$ 131.7
Provision (benefit) for income taxes	14.6	(90.9)	31.1	(98.5)
Reversal of losses on assets held for sale (a)	-	(30.4)	-	-
Gain on sale of Mexican operations	-	-	(0.2)	-
Items affecting segment income:
Trademark impairments (b)	-	11.5	-	80.5
Severance and other costs related to the exit of certain moderate product lines and other restructuring costs	3.4	48.6	31.8	70.3

Adjusted income from continuing operations before taxes	44.3	77.2	119.2	184.0
Adjusted provision for income taxes	15.8	25.5	42.3	63.7

Adjusted income from continuing operations	$ 28.5	$ 51.7	$ 76.9	$ 120.3

Earnings per share from continuing operations - diluted (as reported)	$ 0.32	$ 1.37	$ 0.67	$ 1.24
Provision (benefit) for income taxes	0.17	(0.90)	0.37	(0.93)
Reversal of losses on assets held for sale (a)	-	(0.30)	-	-
Gain on sale of Mexican operations	-	-	-	-
Items affecting segment income:
Trademark impairments (b)	-	0.11	-	0.76
Severance and other costs related to the exit of certain moderate product lines and other restructuring costs	0.04	0.48	0.37	0.66

Adjusted income from continuing operations before taxes	0.53	0.76	1.41	1.73
Adjusted provision for income taxes	0.19	0.25	0.50	0.60

Adjusted earnings per share from continuing operations - diluted	$ 0.34	$ 0.51	$ 0.91	$ 1.13

Non-GAAP adjustments affecting revenue by segment:
Wholesale better apparel	$ -	$ -	$ -	$ -
Wholesale jeanswear (c)	0.7	17.2	9.9	23.4
Wholesale footwear and accessories	-	-	-	-
Retail	-	-	-	-
Licensing, other & eliminations (d)	-	-	0.5	-

Total	$ 0.7	$ 17.2	$ 10.4	$ 23.4

Non-GAAP adjustments affecting income by segment:
Wholesale better apparel (e)	$ 0.1	$ 1.0	$ (0.2)	$ 9.5
Wholesale jeanswear (c)	1.6	28.0	24.4	37.9
Wholesale footwear and accessories (f)	0.1	0.5	3.8	1.4
Retail (f)	0.1	0.8	0.7	2.4
Licensing, other & eliminations (d)	1.5	29.8	3.1	99.6

Total	$ 3.4	$ 60.1	$ 31.8	$ 150.8

Adjusted segment margins
Wholesale better apparel	10.4%	12.5%	11.8%	13.7%
Wholesale jeanswear	6.1	6.8	6.6	6.6
Wholesale footwear and accessories	10.3	14.1	8.1	11.9
Retail	(11.5)	(8.2)	(7.3)	(6.7)

Total	5.7%	8.5%	5.4%	7.3%

(a)	Represents the reversal of the loss recorded in the second quarter of 2007 relating to the adjustment of certain assets to their net realizable value.
(b)	Represents the impairments recorded in accordance with SFAS No. 142, resulting from the exit from certain of our moderate sportswear brands.
(c)	2008 includes costs related to the moderate sportswear shutdown announced in 2007, and the repositioning of l.e.i. as an exclusive product for Wal-Mart Stores, Inc. announced in February 2008, and other restructuring costs. 2007 is inclusive of the shutdown of certain moderate sportswear brands announced in May 2007, and the gain on the sale of facility and equipment under the Mexico restructuring, along with other restructuring costs.
(d)	2008 includes items related to the repositioning of l.e.i. as an exclusive product for Wal-Mart Stores, Inc. announced in February 2008, and other restructuring costs. 2007 relates to the trademark impairments discussed above under letter (b), and other restructuring costs.
(e)	2008 and 2007 include severance and occupancy expenses related to the shutdown of two distribution centers, and other restructuring costs.
(f)	2008 and 2007 include severance, accelerated depreciation and other restructuring related costs.

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions

	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended October 4, 2008
Revenues from external customers	$ 303.8	$ 202.0	$ 269.6	$ 173.2	$ 16.1	$ 964.7
Intersegment revenues	46.8	1.1	27.6	-	(75.5)	-

Total revenues	350.6	203.1	297.2	173.2	(59.4)	964.7

Segment income (loss)	$ 36.4	$ 10.8	$ 30.4	$ (20.1)	$ (5.7)	51.8

Segment Margin	10.4%	5.3%	10.2%	(11.6%)		5.4%
Net interest expense						(10.5)
Equity in loss of unconsolidated affiliates						(0.4)

Income from continuing operations before provision for income taxes						$ 40.9

Segment revenues	$ 350.6	$ 203.1	$ 297.2	$ 173.2	$ (59.4)	$ 964.7
Adjustments affecting segment revenues	-	0.7	-	-	-	0.7

Adjusted segment revenues	$ 350.6	$ 203.8	$297.2	$ 173.2	(59.4)	$ 965.4

Segment income (loss)	$ 36.4	$ 10.8	$ 30.4	$ (20.1)	$ (5.7)	$ 51.8
Adjustments affecting segment income	0.1	1.6	0.1	0.1	1.5	3.4

Adjusted segment income (loss)	$ 36.5	$ 12.4	$ 30.5	$ (20.0)	$ (4.2)	$ 55.2

Adjusted segment margin	10.4%	6.1%	10.3%	(11.5%)		5.7%

For the fiscal quarter ended October 6, 2007
Revenues from external customers	$ 320.5	$ 246.9	$ 267.8	$ 176.8	$ 15.6	$ 1,027.6
Intersegment revenues	46.9	2.0	24.8	-	(73.7)	-

Total revenues	367.4	248.9	292.6	176.8	(58.1)	1,027.6

Segment income (loss)	$ 44.9	$ (9.9)	$ 40.8	$ (15.3)	$ (31.7)	28.8

Segment Margin	12.2%	(4.0%)	13.9%	(8.7%)		2.8%
Net interest expense						(12.7)
Reversal of losses on assets held for sale						30.4
Equity in earnings of unconsolidated affiliates						1.0

Income from continuing operations before benefit for income taxes						$ 47.5

Segment revenues	$ 367.4	$ 248.9	$ 292.6	$ 176.8	$ (58.1)	$ 1,027.6
Adjustments affecting segment revenues	-	17.2	-	-	-	17.2

Adjusted segment revenues	$ 367.4	$ 266.1	$ 292.6	$ 176.8	$ (58.1)	$ 1,044.8

Segment income (loss)	$ 44.9	$ (9.9)	$ 40.8	$ (15.3)	$ (31.7)	$ 28.8
Adjustments affecting segment income	1.0	28.0	0.5	0.8	29.8	60.1

Adjusted segment income (loss)	$ 45.9	$ 18.1	$ 41.3	$ (14.5)	$ (1.9)	$ 88.9

Adjusted segment margin	12.5%	6.8%	14.1%	(8.2%)		8.5%

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions

	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal nine months ended October 4, 2008
Revenues from external customers	$ 870.2	$ 594.9	$ 737.8	$ 529.5	$ 37.1	$ 2,769.5
Intersegment revenues	117.0	3.0	63.3	-	(183.3)	-

Total revenues	987.2	597.9	801.1	529.5	(146.2)	2,769.5

Segment income (loss)	$ 116.7	$ 15.8	$ 61.4	$ (39.4)	$ (37.5)	117.0

Segment margin	11.8%	2.6%	7.7%	(7.4%)		4.2%
Net interest expense						(30.0)
Equity in loss of unconsolidated affiliates						(0.4)
Gain on sale of Mexican operations and interest in Australian joint venture						1.0

Income from continuing operations before provision for income taxes						$ 87.6

Segment revenues	$ 987.2	$ 597.9	$ 801.1	$ 529.5	$ (146.2)	$ 2,769.5
Adjustments affecting segment revenues	-	9.9	-	-	0.5	10.4

Adjusted segment revenues	$ 987.2	$ 607.8	$ 801.1	$ 529.5	$ (145.7)	$ 2,779.9

Segment income (loss)	$ 116.7	$ 15.8	$ 61.4	$ (39.4)	$ (37.5)	$ 117.0
Adjustments affecting segment income	(0.2)	24.4	3.8	0.7	3.1	31.8

Adjusted segment income (loss)	$ 116.5	$ 40.2	$ 65.2	$ (38.7)	$ (34.4)	$ 148.8

Adjusted segment margin	11.8%	6.6%	8.1%	(7.3%)		5.4%

For the fiscal nine months ended October 6, 2007
Revenues from external customers	$ 890.4	$ 807.4	$ 732.9	$ 541.9	$ 37.3	$ 3,009.9
Intersegment revenues	125.1	9.2	52.8	-	(187.1)	-

Total revenues	1,015.5	816.6	785.7	541.9	(149.8)	3,009.9

Segment income (loss)	$ 129.9	$ 17.6	$ 92.3	$ (38.9)	$ (130.8)	70.1

Segment Margin	12.8%	2.2%	11.7%	(7.2%)		2.3%
Net interest expense						(40.0)
Equity in earnings of unconsolidated affiliates						3.1

Income from continuing operations before benefit for income taxes						$ 33.2

Segment revenues	$ 1,015.5	$ 816.6	$ 785.7	$ 541.9	$ (149.8)	$ 3,009.9
Adjustments affecting segment revenues	-	23.4	-	-	-	23.4

Adjusted segment revenues	$ 1,015.5	$ 840.0	$ 785.7	$ 541.9	$ (149.8)	$ 3,033.3

Segment income (loss)	$ 129.9	$ 17.6	$ 92.3	$ (38.9)	$ (130.8)	$ 70.1
Adjustments affecting segment income	9.5	37.9	1.4	2.4	99.6	150.8

Adjusted segment income (loss)	$ 139.4	$ 55.5	$ 93.7	$ (36.5)	$ (31.2)	$ 220.9

Adjusted segment margin	13.7%	6.6%	11.9%	(6.7%)		7.3%

JONES APPAREL GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions

	October 4, 2008	October 6, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 200.3	$ 109.0
Accounts receivable	474.6	505.9
Inventories	547.9	590.3
Prepaid income taxes	7.8	-
Deferred taxes	25.4	57.3
Other current assets	57.8	63.6

TOTAL CURRENT ASSETS	1,313.8	1,326.1
Property, plant and equipment, at cost, less accumulated depreciation and amortization	306.7	297.5
Goodwill	973.9	1,051.9
Other intangibles, less accumulated amortization	616.7	626.1
Deferred taxes	-	6.3
Other assets	56.6	53.8

	$ 3,267.7	$ 3,361.7

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of capital lease obligations	$ 3.5	$ 4.5
Accounts payable	222.9	190.9
Income taxes payable	15.2	55.5
Accrued expenses and other current liabilities	132.4	165.9

TOTAL CURRENT LIABILITIES	374.0	416.8

NONCURRENT LIABILITIES:
Long-term debt and obligation under capital leases	779.4	779.0
Deferred taxes	19.8	-
Other	68.7	72.3

TOTAL NONCURRENT LIABILITIES	867.9	851.3

TOTAL LIABILITIES	1.241.9	1,268.1

STOCKHOLDERS' EQUITY	2,025.8	2,093.6

	$ 3,267.7	$ 3,361.7

JONES APPAREL GROUP, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions

	Nine Months Ended
	October 4, 2008	October 6, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 57.5	$ 400.9
Less: Income from discontinued operations	(1.0)	(269.2)

Income from continuing operations	56.5	131.7

Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities, net of acquisitions and divestitures:
Amortization expense in connection with employee stock options and restricted stock	11.0	12.3
Depreciation and other amortization	61.7	55.9
Trademark impairments	-	80.5
Provision for losses on accounts receivable	8.7	2.3
Deferred taxes	28.9	(18.4)
Other items, net	1.5	(2.0)
Changes in operating assets and liabilities:
Accounts receivable	(147.1)	(148.5)
Inventories	(25.4)	(56.7)
Accounts payable	(0.7)	(88.0)
Income taxes payable	15.3	(107.7)
Other assets and liabilities, net	(2.5)	27.1

Total adjustments	(48.6)	(243.2)

Net cash provided by (used in) operating activities of continuing operations	7.9	(111.5)
Net cash provided by operating activities of discontinued operations	-	38.9

Net cash provided by (used in) operating activities	7.9	(72.6)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of Barneys, net of cash sold and selling costs	-	858.7
Capital expenditures	(56.8)	(79.0)
Investment in GRI Group Limited	(20.2)	-
Other	7.1	2.8

Net cash (used in) provided by investing activities of continuing operations	(69.9)	782.5
Net cash used in investing activities of discontinued operations	-	(40.5)

Net cash (used in) provided by investing activities	(69.9)	742.0

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments under credit facilities	-	(100.0)
Proceeds from exercise of employee stock options	0.1	11.1
Purchases of treasury stock	1.0	(496.9)
Dividends paid	(35.8)	(45.3)
Other	(3.8)	(22.3)

Net cash used in financing activities of continuing operations	(38.5)	(653.4)
Net cash provided by financing activities of discontinued operations	-	18.0

Net cash used in financing activities	(38.5)	(635.4)

EFFECT OF EXCHANGE RATES ON CASH	(2.0)	3.5

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(102.5)	37.5
CASH AND CASH EQUIVALENTS, BEGINNING, including $7.2 reported under assets held for sale in 2007	302.8	71.5

CASH AND CASH EQUIVALENTS, ENDING	$ 200.3	$ 109.0